Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Dominari Holdings Inc. on Form S-8 of our report dated March 28, 2022, with respect to our audit of the financial statements of Dominari Holdings Inc. (formerly known as AIkido Pharma Inc.) as of December 31, 2021 and for the year ended December 31, 2021 appearing in the Annual Report on Form 10-K of Dominari Holdings Inc.

/s/ WithumSmith+Brown, PC

New York, New York

April 6, 2023